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                                                                    EXHIBIT 23.4

         CONSENT OF BRAY, BECK & KOETTER, INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of REMEC, Inc. for the registration of 2,197,359 shares of its common stock and to the incorporation by reference therein of our report, dated February 28, 1997, on the financial statements of Q-bit Corporation as of December 31, 1996, and for the two years ended December 31, 1996.


                                        /s/ BRAY, BECK & KOETTER

Melbourne, Florida

March 30, 1999